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                                  EXHIBIT 99.2

                  PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES

     The pro forma ratio of earnings to fixed charges for the year ended December 31, 2001 and the three months ended March 31, 2002 is as follows:

                                        Fiscal Year Ended   Three Months Ended
                                        December 31, 2001     March 31,2002
                                        -----------------   ------------------
Pro forma ratio of earnings
   to fixed charges...................        19.3x               23.5x

     These pro forma computations are based on Amgen's unaudited pro forma condensed combining statements of operations for the year ended December 31, 2001 and the three months ended March 31, 2002 included as exhibit 99.1 to this Current Report on Form 8-K. For these ratios, "pro forma earnings" is computed by adding the pro forma combined income before income taxes and pro forma fixed charges (excluding capitalized interest) and excluding Amgen's and Immunex's share of income/losses in their equity method affiliates. Pro forma fixed charges consist of pro forma combined interest expense on indebtedness, capitalized interest, and an interest factor attributable to rentals.